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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
SHUFFLE MASTER, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 15, 2008

TO: THE SHAREHOLDERS OF SHUFFLE MASTER, INC.

You are cordially invited to our annual meeting of shareholders to be held on March 26, 2008, at our corporate headquarters, 1106 Palms Airport Drive, Las Vegas, Nevada, 89119 at 10:00 a.m., Pacific Standard Time. I encourage you to attend. Whether or not you plan to attend the meeting, I urge you to complete and sign the accompanying proxy and return it in the enclosed envelope. Also attached for your review are the formal Notice of Annual Meeting and Proxy Statement.

On behalf of our board of directors and employees, thank you for your continued support of Shuffle Master, Inc.

Very truly yours,

Mark L. Yoseloff Chairman of the Board and Chief Executive Officer

SHUFFLE MASTER, INC.
1106 Palms Airport Drive
Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 15, 2008

To the Shareholders of Shuffle Master, Inc.:

The annual meeting of shareholders of Shuffle Master, Inc. ("Shuffle Master," "we," "us," or the "Company") will be held on March 26, 2008, at our corporate headquarters, 1106 Palms Airport Drive, Las Vegas, Nevada, 89119 at 10:00 a.m., Pacific Standard Time, for the following purposes:

  1.
  To elect six (6) directors to hold office until the next annual meeting or until their successors are elected;

  2.
  To ratify the appointment of Deloitte & Touche LLP ("Deloitte") as the Company's independent registered public accountant for the fiscal year ending October 31, 2008; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

Our board of directors recommends you vote FOR the election of each of the nominees to the board and FOR the ratification of the appointment of Deloitte as our independent registered public accountant.

The board of directors has fixed January 31, 2008 as the record date for determining shareholders entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

All shareholders are invited to attend the annual meeting in person. However, even if you expect to be present at the annual meeting, we ask that as promptly as possible you vote and sign, date, and return the enclosed proxy card in the postage-paid envelope provided. Shareholders attending the annual meeting may vote in person even if they have previously voted by proxy. If you are unable to attend the annual meeting in person, you can listen to the webcast live or on replay by visiting www.shufflemaster.com. The webcast will not be interactive, and you will not be able to ask questions or to vote your shares.

A complete list of shareholders entitled to vote will be available for inspection by any shareholder, for any purpose relating to the meeting, during normal business hours at our principal executive offices, 1106 Palms Airport Drive, Las Vegas, Nevada 89119, for ten days prior to the meeting.

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

By Order of the Board of Directors,

Paul C. Meyer Secretary
February 15, 2008 Las Vegas, Nevada

SHUFFLE MASTER, INC.

PROXY STATEMENT

TABLE OF CONTENTS

SHUFFLE MASTER, INC.
1106 Palms Airport Drive
Las Vegas, Nevada 89119

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

February 15, 2008

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:    Why am I receiving these materials?

A:    Our annual meeting of shareholders will take place on Wednesday, March 26, 2008 at 10:00 a.m., Pacific Standard Time, at our corporate headquarters located at 1106 Palms Airport Drive, Las Vegas, Nevada 89119. Shareholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. For your convenience, we are pleased to offer a live webcast of our annual meeting on the Investor Relations section of our website at www.shufflemaster.com.

Q:    Who is soliciting my proxy?

A:    This solicitation of your proxy is on behalf of our board of directors.

Q:    What information is contained in this proxy statement?

A:    The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and our most highly paid executive officers in 2007, and certain other required information. Our Annual Report for the fiscal year ended October 31, 2007, audited financial statements, proxy card and return envelope are also enclosed.

Q:    What proposals will be voted on at the annual meeting?

A:    The proposals scheduled to be voted on at the annual meeting are:

  1.
  The election of six (6) directors;

  2.
  The ratification of the appointment of Deloitte as our independent registered public accountant for our fiscal year ending October 31, 2008; and

  3.
  Any other business that properly comes before the annual meeting.

Q:    How does the board of directors recommend that I vote my shares?

A:    Our board of directors recommends that you vote your shares (1) FOR each of the nominees to the board of directors, and (2) FOR the ratification of our independent registered public accountant for the 2008 fiscal year.

Q:    Who can vote shares that I hold jointly with my spouse or someone else?

A:    If shares are held jointly by two or more persons, we can accept a proxy from any of the owners. If we receive proxies from more than one owner and their votes conflict, we cannot accept any proxy as to matters where they conflict.

Q:    What shares can I vote?

A:    All shares owned by you as of the close of business on January 31, 2008, which we refer to as the Record Date, may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the shareholder of record, and (2) held for you as the beneficial owner through a broker, bank or other nominee. On the Record Date, we had approximately 35,251,255 shares of common stock issued and outstanding.

Q:    What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:    Most shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record—granting a proxy

If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are considered the shareholder of record with respect to those shares and these proxy materials are being sent directly to you by Shuffle Master. As the shareholder of record, you have the right to vote in person at the annual meeting or to grant a proxy. We have enclosed or sent a proxy card for you to use to appoint Mark L. Yoseloff and Paul C. Meyer to vote your shares.

Beneficial Owner—voting instructions

If your shares are held in a brokerage account or by a bank or other nominee, the broker, bank or nominee is considered, with respect to those shares, the shareholder of record. You are considered the beneficial owner of shares held in street name. If you are a beneficial owner but not the shareholder of record, you may not vote your shares in person at the annual meeting unless you obtain a proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner, these proxy materials are being forwarded to you together with a voting instruction card by your broker, bank or nominee. Your broker, bank or nominee must vote your shares as you direct. You are also invited to attend the annual meeting.

Q:    How can I vote my shares in person at the annual meeting?

A:    Shares held in your name as the shareholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Q:    If I plan to attend the annual meeting, why should I submit a proxy or give instructions how to vote my shares?

A:    Even if you plan to attend the annual meeting, you should submit a proxy in advance or direct the bank, broker or nominee that holds your shares to submit a proxy. That way, your shares will still be voted if you don't attend the meeting. If you submit a proxy and then attend the meeting, you can either allow your proxy to be voted as you instructed or you may revoke your proxy and vote your shares yourself if you are the shareholder of record. If you are the beneficial owner of shares held in street name, you may revoke your proxy at the annual meeting and vote your shares yourself only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Q:    How can I vote my shares without attending the annual meeting?

A:    Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or nominee.

Shareholders of record of Shuffle Master common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Shuffle Master shareholders who hold shares beneficially in street name may vote by completing, signing and dating the voting instruction cards provided by their brokers, banks or nominees and mailing them in the accompanying pre-addressed envelopes. You must send the voting instructions to your bank, broker or nominee as instructed. The voting instruction card does not entitle you to vote in person at the annual meeting.

Q:    Can I change my vote?

A:    You may change your vote at any time prior to the vote at the annual meeting. If you are the shareholder of record, you may revoke your proxy at any time before it is voted at the annual meeting (i) by delivering to the secretary of the Company at 1106 Palms Airport Drive, Las Vegas, Nevada 89119, written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the annual meeting and voting in person. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee following the instruction they provided. If your shares are held in street name, and you decide to change your vote, you must allow time for your broker, bank or nominee to receive your instructions and submit revised instructions to us. If you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, you may attend the meeting and vote in person.

Q:    How many shares must be present for the annual meeting?

A:    The quorum requirement (the minimum number of shares that must be present) for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to vote. In order to count toward the quorum requirement, the shares may be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum even though they are not voted on the proposals.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote or votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Q:    How are votes counted?

A:    In the election of directors, you may vote FOR all or some of the nominees or your vote may be WITHHELD with respect to one or more of the nominees. You may not cumulate your votes for the election of directors.

For other proposals, you may vote FOR, AGAINST or ABSTAIN. If you elect to ABSTAIN, the abstention has the same effect as a vote AGAINST. If you sign your proxy card or broker voting instructions card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors.

Q:    Who will bear the cost of soliciting votes for the annual meeting?

A:    Shuffle Master is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

Q:    Where can I find the voting results of the annual meeting?

A:    We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter ending April 30, 2008.

ELECTION OF DIRECTORS

Our directors are elected annually and serve until the next annual meeting or until their successors have been duly elected and qualified. Directors are elected by a plurality of the votes cast by holders of shares present and entitled to vote at the annual meeting. This means that the individuals who receive the largest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting. Directors receiving a plurality but not a majority of the votes cast are required to submit their resignation as director, which resignation may or may not be accepted, as described herein. We recommend a vote FOR electing the nominees for directors as set forth below.

Nominees For Election As Directors.    All nominees have been recommended by the nominating subcommittee of the governance committee, which nominations have been ratified by our board, and the individuals have consented to serve if elected. The nominating subcommittee of the governance committee is in the process of identifying additional candidates with the business experience and licensing qualifications necessary to serve as directors, with the intent to expand the board by one or two directors. The board wants to accomplish this within the next several months. If a candidate is identified and agrees to serve, the board will appoint him or her as an additional director. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominated by the nominating subcommittee of the governance committee. The name, age, business experience and offices held by each nominee for director are as follows:

Name of Director	Age	Company Position(s)	Director Since
Mark L. Yoseloff	61	Chairman of the Board and Chief Executive Officer	1997
Garry W. Saunders	56	Director	2002
Louis Castle	43	Director	2005
Phillip C. Peckman	59	Director	2007
James L. Nelson	58	Director	2008
John R. Bailey	47	Director	2008

Dr. Mark L. Yoseloff.    Dr. Yoseloff has been our chief executive officer since June 2001 and became our chairman of the board in February 2002. Additionally, Dr. Yoseloff was our president from October 2000 until February 2002, and again from January 2003 to October 2003. He served as our executive vice president from August 1997 to October 2000 and was appointed to our board of directors in November 1997. From August 1996 to July 1997, Dr. Yoseloff served as a consultant to us. From May 1996 through the present, Dr. Yoseloff has held the position of president of Well Suited, LLC. Dr. Yoseloff also holds the position of president of Visual Communications Consultants, Inc. (dba Advanced Gaming Concepts), a company he founded in August 1993.

Garry W. Saunders.    Mr. Saunders has been a member of our board of directors since October 2002 and currently serves as the chairman of the governance committee. Mr. Saunders has been the executive vice president and chief operating officer of Melco PBL Entertainment (Macau) Limited, a publicly traded developer and owner of gaming and entertainment resort facilities, since January 2007. From May 2004 to October 2005, Mr. Saunders served as vice president of international operations for Las Vegas Sands, Inc. Mr. Saunders has been managing director of Nevluck, LLC, a development company based in Las Vegas, since 2002. Mr. Saunders served Playboy Enterprises, Inc. as president of its gaming division from 1997 to 2001, and ITT Corporation as executive vice president for the gaming activities of its Sheraton and Caesars World Divisions from 1994 to 1997.

Louis Castle.    Mr. Castle has been a member of our board of directors since March 2005 and currently serves as the chairman of the compensation committee. Mr. Castle has been vice president of creative development at the Los Angeles studio of Electronic Arts, Inc., a publicly traded interactive entertainment software company, since 2003. Prior thereto, Mr. Castle co-founded and for 18 years held the position of vice president at Westwood Studios, an entertainment software company that was subsequently acquired by Electronic Arts, Inc. While at Westwood Studios, Mr. Castle served in various capacities including vice president—creative development, general manager, chief operating officer and finance officer.

Phillip C. Peckman.    Mr. Peckman has been a member of our board of directors since June 2007 and currently serves as the chairman of the audit committee. Mr. Peckman is an attorney and certified public accountant. Mr. Peckman is the chief executive officer of Peckman Outdoor Media, a Las Vegas-based billboard company. Mr. Peckman joined the Las Vegas-based Greenspun family in 1990 as the chief operating officer of The Greenspun Corporation, a privately-owned company with business interests in the areas of real estate, media, communications, travel and tourism, gaming and technology. He was later appointed president and chief executive officer of The Greenspun Corporation and retired in 2006. Prior to 1990, Mr. Peckman was the managing partner of the Las Vegas office of McGladrey and Pullen, a national accounting firm.

Mr. Peckman currently serves as a director and chairman of the nominating and governance committee of Silver State Bancorp, a publicly traded bank.

James L. Nelson.    Mr. Nelson has been a member of our board of directors since January 2008. Mr. Nelson has been the chairman and chief executive officer of Eaglescliff Corporation, a privately-owned specialty investment consulting and wealth management company, since 1986. From 1998 until 2000, Mr. Nelson was the chairman and chief executive officer of Orbit Capital, a privately-owned venture capital company, and from 1998 until 2003, he was the chairman and chief executive officer of Orbit Aviation, Inc., a privately-owned company engaged in the acquisition and completion of Boeing Business Jets for private and corporate clients. From August 1995 until July 1999, Mr. Nelson was the chief executive officer and co-chairman of Orbitex Management, Inc, a privately-owned financial services company in the mutual fund sector. Prior to that Mr. Nelson was the president of AVIC Inc., a privately-owned company involved in the development of network connectivity products and two cellular telephone networks in China.

Mr. Nelson currently serves as a director and chairman of the audit committee of Viskase Companies, Inc., a publicly traded supplier to the food industry. Since June 2001, Mr. Nelson has served as a director and member of the audit committee of Icahn Enterprises G.P. Inc., general partner of Icahn Enterprise L.P. (NYSE IEP). Mr. Nelson also serves as a director of that company's Nevada gaming subsidiary which presently operates the hotels at the Stratosphere Hotel and Casino, two Arizona Charlie's Hotels and Casinos and the Aquarius Hotel and Casino.

John R. Bailey.    Mr. Bailey has been a member of our board of directors since January 2008. Mr. Bailey is the founder and managing partner of Bailey Kennedy, LLP, a law firm based in Nevada since 2001. From 1991 until 2001, Mr. Bailey was a partner of Lionel Sawyer & Collins, a law firm based in Nevada. Since 2001, Mr. Bailey has been the chairman and a commissioner on the Nevada State Athletic Commission. Since 1993, he has been the vice-chairman and a member of the Moral Character and Fitness Committee of the Nevada State Bar. Mr. Bailey is currently a director of the Public Education Foundation, the Nevada Community Foundation, and the College of Southern Nevada Foundation.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Deloitte was our independent registered public accountant for the year ended October 31, 2007 and has reported on our consolidated financial statements included in the annual report which accompanies this proxy statement. Our independent registered public accountant is appointed by our board of directors in consultation with the audit committee. The board of directors has reappointed Deloitte as our independent registered public accountant for the year ending October 31, 2008. The affirmative vote of a majority of those shares present and entitled to vote is required to ratify the appointment of Deloitte as our independent registered public accountant. In the event that the shareholders do not ratify the appointment of Deloitte as our independent registered public accountant, the selection of the independent registered public accountant will be reconsidered by the board of directors. Representatives of Deloitte are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

The board recommends a vote FOR the ratification of the appointment of Deloitte as our independent registered public accountant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned: (i) by each executive officer named in the Summary Compensation Table; and (ii) by all directors and executive officers as a group, as of January 31, 2008:

	Shares of Common Stock
Name of Beneficial Owner(1)	Owned	Options Exercisable Within 60 Days	Beneficially Owned(2)	Percent of Class
Mark L. Yoseloff(3)	678,698	721,269	1,399,967	4.0%
Paul C. Meyer(3)	85,484	250,318	335,802	*
Richard Baldwin(3)(5)	38,490	71,250	109,740	*
R. Brooke Dunn(3)	30,450	145,626	176,076	*
Garry W. Saunders(3)	21,000	129,000	150,000	*
Louis Castle(3)	15,000	30,500	45,500	*
Todd Jordan(4)	6,100	—	6,100	*
Phillip C. Peckman(3)	8,000	—	8,000	*

All directors and executive officers as a group (8 persons)	883,222	1,347,963	2,231,185	6.1%

(1)
The address of each person listed in this table is 1106 Palms Airport Drive, Las Vegas, Nevada, 89119.

(2)
Represents the sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of January 31, 2008.

(3)
Includes restricted shares awarded under our 2004 Equity Incentive Plan and our 2004 Equity Incentive Plan for Non-Employee Directors. These restricted shares are subject to forfeiture if certain conditions, determined at the time of grant, are not satisfied.

(4)
Todd Jordan resigned as a director effective June 22, 2007. The table sets forth the number of shares of our common stock owned by him as of his final Form 4 filing on July 12, 2007. The options exercisable within 60 days are as of January 31, 2008.

(5)
Mr. Baldwin resigned as our senior vice president and chief financial officer effective November 1, 2007.

*
Less than 1% of the outstanding shares of our common stock.

Our governance committee charter includes a statement of our policy with respect to director stock ownership. Directors are strongly encouraged to own a minimum of stock in an amount equal to $150,000 and should achieve the target level within five years of becoming a director. The director stock ownership policy states that trading in our stock is discouraged and that a director should view his or her shares of our stock as long-term investments. Our board of directors believes that increasing their ownership of our common stock will more closely align the interests of our board of directors with our shareholders.

The following table sets forth information regarding ownership of outstanding shares of the Company's common stock by those individuals or groups who have advised the Company that they own more than five percent (5%) of such outstanding shares:

	Shares Beneficially Owned
Name and Address of Beneficial Owner
	Number	Percent
Columbia Wanger Asset Management, L.P.(1) 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606	2,867,000	8.14%
Kayne Anderson Rudnick Investment Management LLC(2) 1800 Avenue of the Stars, Second Floor Los Angeles, California 90067	2,237,199	6.35%
Transamerica Investment Management, LLC(3) 11111 Santa Monica Boulevard, Suite 820 Los Angeles, California 90025	2,201,743	6.25%
OppenheimerFunds, Inc.(4) Two World Financial Center 225 Liberty Street New York, New York 10281	2,186,600	6.21%
Franklin Resources, Inc.(5) One Franklin Parkway San Mateo, California 94403-1906	2,174,697	6.20%
William Blair & Company, L.L.C.(6) 222 W. Adams Chicago, Illinois 60606	2,120,486	6.02%
Private Capital Management, L.P.(7) 8889 Pelican Bay Blvd., Suite 500 Naples, Florida 34108	2,062,666	5.9%
Citadel Limited Partnership(8) 131 S. Dearborn Street, 32nd Floor Chicago, Illinois 60603	1,785,999	5.10%

(1)
The amount and percentage shown and the information contained in this footnote is derived from the Schedule 13G/A (Amendment No. 6) of Columbia Wanger Asset Management, L.P. ("WAM") dated January 29, 2008, which represents holdings as of December 31, 2007. WAM is a registered investment adviser and beneficially owns 2,867,000 shares. WAM has the sole power to dispose of 2,867,000 shares and the sole power to vote or direct the voting of 2,667,000 shares. WAM has the shared power to vote or direct the voting of 200,000 shares. The shares reported include shares held by Columbia Acorn Trust ("CAT"), a Massachusetts business trust that is advised by WAM. CAT holds 7.18% of the shares held by WAM.

(2)
The amount and percentage shown and the information contained in this footnote is derived from the Schedule 13G/A (Amendment No. 05) of Kayne Anderson Rudnick Investment Management, LLC ("Kayne Anderson") dated February 8, 2008, which represents holdings as of December 31, 2007. Kayne Anderson is an investment adviser that has sole power to vote and to dispose of all 2,237,199 shares.

(3)
The amount and percentage shown and the information contained in this footnote is derived from the Schedule 13G/A (Amendment No. 3) of Transamerica Investment Management, LLC ("Transamerica") dated February 11, 2008, which represents holdings as of December 31, 2007. Transamerica is a registered investment adviser and beneficially owns 2,201,743 shares. Transamerica has the sole power to vote 1,895,566 shares and the sole power to dispose of all 2,201,743 shares.

(4)
The amount and percentage shown and the information contained in this footnote is derived from the Schedule 13G of OppenheimerFunds, Inc. ("Oppenheimer") dated February 5, 2008, which represents holdings as of December 31, 2007. Oppenheimer is a registered investment adviser and has the shared power to vote (or direct the voting of) and to dispose of all 2,186,600 shares.

(5)
The amount and percentage shown and the information contained in this footnote is derived from the Schedule 13G of Franklin Resources, Inc. ("Franklin"), Charles B. Johnson, and Rupert H. Johnson, Jr. dated January 16, 2008, which represents holdings as of December 31, 2007. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin and are the principal stockholders of Franklin. Franklin Templeton Portfolio Advisors, Inc. ("Franklin Templeton") and Franklin Advisers, Inc. ("Franklin Advisers") are subsidiaries of Franklin. Franklin Templeton has the sole power to dispose of 1,133,697 of these shares and the sole power to vote or direct the voting of 1,133,697 of these shares. Franklin Advisers has the sole power to dispose of 1,041,000 of these shares and the sole power to vote or direct the voting of 1,041,000 of these shares.

(6)
The amount and percentage shown and the information contained in this footnote is derived from the Schedule 13G of William Blair & Company, L.L.C. ("William Blair") dated January 9, 2008, which represents holdings as of December 28, 2007. William Blair is a registered investment adviser and registered broker-dealer that has sole power to vote (or direct the voting of) and to dispose of all 2,120,486 shares.

(7)
The amount and percentage shown and the information contained in this footnote is derived from the Schedule 13G/A (Amendment No. 1) of Private Capital Management L.P. ("Private Capital") dated February 11, 2008, which represents holdings as of January 31, 2008. Private Capital is a registered investment adviser and has the sole power to dispose of 17,900 shares and the sole power to vote or direct the voting of 17,900 shares. Private Capital has the shared power to vote (or direct the voting of) and to dispose of 2,044,766 shares.

(8)
The amount and percentage shown and the information contained in this footnote is derived from the Schedule 13G of Citadel Limited Partnership ("Citadel LP"), Citadel Investment Group, L.L.C. ("Citadel Investment"), Kenneth Griffin ("Kenneth Griffin"), Citadel Equity Fund Ltd. ("Citadel Equity"), and Citadel Derivatives Group LLC ("Citadel Derivatives"), dated May 24, 2007, which represents holdings as of May 16, 2007. Citadel Wellington LLC, a Delaware limited liability company ("CW"), and Citadel Kensington Global Strategies Fund Ltd., a Bermuda company ("CKGSF"), collectively own 100% of Citadel Holdings Ltd., a Cayman Island company ("CH"), which owns 100% of Citadel Equity. None of CW, CKGSF or CH has any control over the voting or disposition of securities held by Citadel Equity. CW and Citadel LP collectively own 100% of Citadel Derivatives, but CW does not have any control over the voting or disposition of securities held by Citadel Derivatives. Citadel LP, Citadel Investment, Kenneth Griffin, Citadel Equity, and Citadel Derivatives have the shared power to dispose of 1,785,999 shares and the shared power to vote or direct the voting of 1,785,999 shares.

EXECUTIVE OFFICERS

In addition to Mark L. Yoseloff, whose biography was listed previously, the following persons serve as our executive officers.

Paul C. Meyer, 60 years old, joined us as our president and secretary in October 2003 and was also named chief operating officer in February 2004. On November 1, 2007, Mr. Meyer was appointed acting chief financial officer, a capacity in which he previously served at the Company. Mr. Meyer served as president of the Integrated Solutions Division of Concurrent Computer Corporation from December 2000 until October 2003. From December 1998 until December 2000, Mr. Meyer served as president of ASM Associates, a Darien, Illinois consulting firm that provides interim management services. Mr. Meyer was executive vice president of Virgin Interactive Entertainment, Inc., an Irvine, California, entertainment software developer and publisher from May 1997 to November 1998. Mr. Meyer also served as an executive vice president and chief operating officer of PlayNet Technologies, a developer and manufacturer of coin-operated equipment and as executive vice president and general manager of Viacom New Media, both located in New York.

Richard L. Baldwin(1), 35 years old, joined us as our senior vice president and chief financial officer in September 2004 from International Game Technology where he served as director of finance and investor relations from July 2003 to September 2004 and director of corporate finance from April 2002 to June 2003. Mr. Baldwin joined Anchor Gaming as financial controller in April 1998, and served as director of corporate finance with Anchor Gaming from September 1999 through March 2002. He was a senior auditor for Deloitte from September 1995 to March 1998. Mr. Baldwin is a certified public accountant. Mr. Baldwin resigned as our senior vice president and chief financial officer on November 1, 2007, to pursue other opportunities. Mr. Baldwin will remain available to the Company as a part-time employee for a period of time. Mr. Baldwin's resignation does not involve any disagreement over any financial matters concerning the Company, nor any disagreement with the Company's auditors.

(1)
Mr. Baldwin resigned as our senior vice president and chief financial officer effective November 1, 2007.

R. Brooke Dunn, 52 years old, joined us in May 1996 as director of marketing. In July 1997, we appointed Mr. Dunn vice president of marketing and, in July 2001, senior vice president. Mr. Dunn served as vice president of marketing for Hilton Gaming Corporation and as vice president of marketing for individual Hilton properties in Reno, Las Vegas and Laughlin, Nevada.

CORPORATE GOVERNANCE

Our business affairs are conducted by our management under the direction of, and monitored and reviewed by, our board of directors. In essence, the role of our board of directors is to oversee our business affairs for the benefit of our shareholders and, to the extent appropriate under governing law, other constituencies, which include our employees, customers, suppliers, creditors, and state, national and community economies and societal considerations. Our board strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that our activities are conducted in a responsible and ethical manner.

The framework for our corporate governance is provided by: (a) Minnesota corporate law, (b) our articles of incorporation and our bylaws, (c) the charters of our board committees, and (d) our code of conduct. In addition, we are governed by all applicable laws, rules, and regulations, including the gaming laws and rules of every jurisdiction in which we or our products are licensed, the Federal securities laws and the rules of the Securities and Exchange Commission (the "SEC"), the listing requirements of the NASDAQ Stock Market ("NASDAQ") where our common stock is listed and the rules of the NASDAQ.

Our policies and practices reflect corporate governance practices that are intended to be compliant with the rules of the NASDAQ Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley").

Each of the charters of our governance, audit and compensation committees, as well as our code of conduct and compliance committee plan, are publicly available on our website at www.shufflemaster.com, and are also available in print, at no cost, to any shareholder upon request. Shareholders can request copies by contacting our Investor Relations Department at the address or number(s) listed below:

Investor Relations
Shuffle Master, Inc.
1106 Palms Airport Drive
Las Vegas, NV 89119
Phone: (702) 897-7150
Fax: (702) 270-5161

We may revise these policies from time to time and will promptly post any revisions on our website.

Director Independence

The board of directors has analyzed the independence of each director and has determined that each of our directors, except Dr. Yoseloff, meets the standards of independence under the SEC rules and the NASDAQ listing standards.

Each director's relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) that have been identified are reviewed annually, and only those directors (i) who in the opinion of the board have no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and (ii) who otherwise meet the requirements of the NASDAQ listing standards, are considered independent directors.

In making its determination that each non-employee director is independent, the board and nominating subcommittee of the governance committee considered transactions with the director in the context of the NASDAQ objective standards, the special standards established by NASDAQ for members of the audit committee and the SEC and the Internal Revenue Service ("IRS") standards for compensation committee members. In each case, the board affirmatively determined that, because of the nature of a director's relationship with the Company, if any, and/or the amounts involved, if any, the relationship did not impair the director's independence.

The board's independence determinations included reviewing the following transactions:

  •
  Transactions in the ordinary course of business between the Company and any entity of which the Company's director is an executive officer, employee or substantial owner, or an immediate family member of an executive officer of such entity. The board reviewed certain relationships and/or transactions in the ordinary course of business with Melco PBL Entertainment (Macau) Limited ("Melco"). Melco is a developer and owner of gaming and entertainment resort facilities. Mr. Saunders serves as chief operating officer of Melco.

Meetings and Committees of the Board of Directors

The following table shows the membership of our committees and the number of meetings of each during fiscal 2007. Our board of directors held 17 meetings and took action by unanimous written consent on 2 occasions during fiscal 2007. Each member of our board attended at least 75% of the meetings held by our board and the committees of which he is a member. On June 22, 2007, we announced the resignation of Todd Jordan as director of the Company effective as of June 26, 2007. Mr. Jordan's resignation was for personal reasons and had nothing to do with the Company or its business.

Name of Director	Independent Director	Governance(1)	Audit	Compensation	Compliance(2)
Mark L. Yoseloff	No	No	No	No	No
Garry W. Saunders	Yes	Yes	Yes	Yes	Yes
Louis Castle	Yes	Yes	Yes	Yes	No
Phillip C. Peckman(3)	Yes	Yes	Yes	Yes	No
Todd Jordan(4)	Yes	Yes	Yes	Yes	No
Number of Meetings Held		5	12	6	5

(1)
This includes one meeting of the nominating subcommittee of the governance committee.

(2)
Other members of our compliance committee are our general counsel, our president and our executive director of compliance.

(3)
Phillip C. Peckman was elected as a director of the Company on June 5, 2007. Since such date Mr. Peckman attended 100% of the meetings held by our board and the committees of which he is a member.

(4)
Todd Jordan resigned as a director of the Company effective as of June 26, 2007. While a director, Mr. Jordan attended 100% of the meetings held by our board and the committees of which he was a member.

Our policy is that all directors, absent exigent circumstances, attend our annual meetings of shareholders. All of our directors, except one (due to an exigent circumstance), were in attendance at our last annual meeting, which was held on March 27, 2007. Our board of directors conducts its business through meetings and written actions of the board and through the activities of its committees. The following are descriptions of each of our committees.

Board Committees

The board of directors has established an audit committee, a compensation committee, a governance committee and a compliance committee. The nominating subcommittee is a subcommittee of the governance committee. The members of each committee are appointed by the board of directors. Each committee has adopted a written charter which sets forth the committee's purpose, membership criteria, powers and responsibilities and provides for the annual evaluation of the committee's performance, which charter is intended and we believe complies with the NASDAQ and Sarbanes-Oxley requirements. Copies of the governance committee charter, audit committee charter, compensation committee charter and compliance committee plan are available on our website at www.shufflemaster.com in the For Investors—Corporate Governance—Directors section and are available in print, at no cost, to any shareholder who requests a copy at the phone number or address listed above.

Audit Committee

The audit committee assists the board in its oversight of (i) the quality and integrity of our financial statements, (ii) the qualifications, independence and performance of our independent registered public accounting firm, (iii) the performance of our internal audit function, and (iv) our system of disclosure controls and internal controls. The audit committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm for the purpose of preparing and issuing an audit report and related work. Our independent registered public accounting firm is Deloitte.

The members of the audit committee are Messrs. Phillip C. Peckman (chairman), Garry W. Saunders and Louis Castle. The board of directors has determined that (i) Messrs. Peckman, Saunders, and Castle are independent directors within the requirements of all applicable rules and regulations of the NASDAQ and the SEC and (ii) all of the members of the audit committee are able to read and understand fundamental financial statements, including the Company's consolidated balance sheet, income statement and cash flow statement. Todd Jordan served as chairman of the audit committee until his resignation as a member of the board and the audit committee on June 26, 2007, at which time, the board appointed Mr. Peckman as chairman. The board of directors also has determined that Mr. Peckman qualifies as an "audit committee financial expert" as defined by the applicable SEC regulations.

The audit committee held 12 meetings in fiscal 2007. The report of our audit committee appears later in this proxy.

Compensation Committee

The compensation committee: (a) assists the board in establishing the annual goals and objectives of the chief executive officer; (b) recommends to the independent members of the board the compensation of the chief executive officer; (c) oversees the performance evaluation of the Company's other executive officers and approves their compensation; (d) oversees administration of our equity-based compensation and other benefit plans; and (e) approves and authorizes grants of equity compensation awards under our stock plan. Dr. Yoseloff, our chief executive officer, did not attend the meeting of our compensation committee or participate in any discussions by our board when his compensation was being discussed. For information regarding our compensation philosophy and objectives and the role of our compensation committee, please see the "Compensation Discussion and Analysis" below.

The members of the compensation committee are Messrs. Louis Castle (chairman), Garry W. Saunders and Phillip C. Peckman. Todd Jordan, a former director, served on the compensation committee until he resigned from the board and the compensation committee on June 26, 2007.

The compensation committee held 6 meetings in fiscal 2007. No compensation consultants were used with respect to fiscal 2007 compensation. The report of our compensation committee appears later in this proxy.

Governance Committee

The governance committee: (a) through the nominating subcommittee, determines the slate of director nominees for election to our board of directors; (b) identifies and recommends candidates to fill vacancies occurring between annual shareholder meetings; (c) reviews the composition of board committees; (d) through the nominating subcommittee, develops and recommends to the board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and (e) oversees the annual evaluation of the board and its committees. The governance committee annually reviews the board composition and Company circumstances in determining board nominees. The governance committee has also from time to time retained search firms to identify qualified candidates. The governance committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group that can best accomplish the success of our business and represent shareholder interests through the exercise of sound judgment using their diverse array of experience. A director search firm recommended Messrs. Nelson and Bailey for membership on the board, which appointed them in January 2008.

In addition to those attributes outlined in the governance committee charter, our governance committee uses factors such as the following to select appropriate candidates to fill vacant seats on our board of directors (in no particular order):

  •
  independence from management and other board members;

  •
  successful business or career experience;

  •
  ability or willingness to commit the necessary time to board and committee responsibilities;

  •
  proximity to our corporate headquarters;

  •
  prior experience on boards of directors;

  •
  ability to meet the stringent gaming industry licensing requirements; and

  •
  specific professional background.

Our governance committee considers board nominees recommended by our shareholders; however, because its considerations of nominations are not publicly available, our governance committee does not respond to shareholders making such recommendations except to acknowledge receipt of such recommendations. Any shareholder wishing to recommend a nominee should submit such recommendation to the address shown under the heading "Submission of Shareholder Proposals," set forth later in this proxy statement. We also recommend that any shareholder making such a recommendation review the qualifications for directors as set forth in our governance committee charter. Any nominees to our board must satisfy applicable requirements of Nevada and other jurisdictions' gaming laws and regulations, and we are unable to consider nominees who do not meet these requirements.

Under our governance committee charter, in the event a director receives a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote"), then such director shall promptly tender his or her resignation following certification of the shareholder vote to the governance committee. The governance committee is required to consider the resignation offer and recommend to the board of directors whether to accept it. The board is then required to act on the committee's recommendation within ninety (90) days and to promptly disclose its decision whether to accept the director's resignation offer (and the reason for rejecting the resignation offer, if applicable) in a press release to be disseminated in the manner that our press releases are typically distributed. The board has the ability to take into account a number of other factors, such as whether the board member's departure will cause noncompliance with NASDAQ requirements, when deciding whether to accept such a resignation. Any director who tenders his or her resignation because of a majority withheld vote shall not participate in the governance committee's recommendation or board action regarding whether to accept the resignation offer.

The members of the governance committee are Messrs. Garry W. Saunders (chairman), Louis Castle and Phillip C. Peckman. Todd Jordan, a former director, served on the governance committee until he resigned from the board and the governance committee on June 26, 2007.

The governance committee held 5 meetings in fiscal 2007, which includes one meeting of the nominating subcommittee of the governance committee.

Compliance Committee

The compliance committee is responsible for identifying and evaluating the situations involving us or our affiliates to try to ensure that none will have a negative effect upon the objectives of gaming control. Our committee has at least three members appointed by our board of directors and at least one member must be independent and knowledgeable regarding Nevada gaming regulations. Our compliance committee must include at least one independent director, our general counsel and our executive director of compliance. Our president is also currently a member. Our compliance committee reports to our board and advises our board if any activities are inappropriate, after investigation. It may use any of our resources and use whatever means it deems appropriate in conducting any such investigation. In addition, among other things, our executive director of compliance and, as appropriate, our general counsel, is responsible for determining that all transactions involving gaming devices and gaming equipment are with licensed distributors and vendors and reporting to the committee regarding material litigation, material loans or extensions of credit, transactions meeting certain thresholds, and material loans made by us or our affiliates other than for our or the affiliate's benefit. Further, the committee requires that appropriate background checks be conducted on several categories of persons, including officers, directors, lenders, vendors, customers, partners, joint ventures, and lobbyists. The committee reviews political contributions for compliance with applicable law, annually reviews the list of our shareholders, and requires review of foreign entities with which we do business.

The members of the compliance committee are Mr. Saunders, our general counsel, our president and our executive director of compliance.

The compliance committee held 5 meetings in fiscal 2007.

Code of Conduct.    Our code of conduct summarizes the compliance and ethical standards and expectations we have for all of our officers, directors, employees, contractors and agents with respect to their conduct in connection with our business. The code of conduct requires that our officers, directors, employees, contractors and agents avoid conflicts of interest, comply with all laws and other regulatory requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. All employees of the Company are required to acknowledge the code of conduct on an annual basis by signing an employee statement of compliance. Waivers may be granted only by our board of directors and will be promptly disclosed on our website or in a Form 8-K filed with the SEC. There have been no such waivers. Any illegal acts are to be dealt with swiftly and reported to the appropriate authorities. The code of conduct also provides for prompt internal reporting of violations of the code of conduct to appropriate employees as identified in the code of conduct, and prohibits any retaliation for any such reporting. Our code of conduct is available on our website at www.shufflemaster.com in the For Investors—Corporate Governance—Directors section and is available in print, at no cost, to any shareholder who requests a copy at the phone number or address listed above.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis provided below. Based on its review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Louis Castle (Chairman)
Garry W. Saunders
Phillip C. Peckman

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The compensation committee of our board of directors is comprised entirely of independent directors and is responsible for developing and making recommendations to our board of directors with respect to our executive compensation policies. In addition, our compensation committee, pursuant to the authority delegated by our board of directors, recommends the compensation to be paid to the chief executive officer and each of our other executive officers.

It is the intention of our compensation committee to utilize a pay-for-performance compensation program that is directly related to achievement of our financial and strategic objectives. The primary elements of the program are base salary, annual cash bonus incentives based on performance, and long-term equity incentives in the form of stock-based compensation. These elements are designed to: (i) provide compensation opportunities that will allow us to attract and retain talented executive officers who are essential to our success; (ii) provide compensation that rewards both individual and corporate performance and motivates the executive officers to achieve corporate strategic objectives; (iii) reward superior financial and operational performance in a given year, over a sustained period and expectations for the future; (iv) place compensation at risk if performance goals are not achieved; and (v) align the interests of executive officers with the long-term interests of shareholders through stock-based awards.

Overview of Executive Compensation

Role of Compensation Committee

The primary responsibilities of the compensation committee are to: (a) administer executive compensation programs; (b) evaluate performance of executives; (c) oversee and set compensation for executives; and (d) review management succession plans. The chief executive officer, after reviewing the annual performance of all executive officers (i) provides the compensation committee with evaluations of each executive's individual performance vs. performance objectives and (ii) makes recommendations regarding each executive's base salary increases, annual cash bonus and amount of long-term equity awards. Except as stated above as to our chief executive officer, our executive officers do not play a role in the compensation process.

Components of Compensation and Objectives

Base Salaries.    The purpose of our base salaries for executive officers is to attract and retain employees with a stable source of income and security. Base salaries are determined and based on the skills, competencies, experience and individual performance of each executive officer. The compensation committee considers different factors in determining each executive officer's base salary, including, but not limited to, the executive officer's employment agreement, the executive officer's performance and responsibilities, his or her leadership skills and years of experience, competitive salaries within the marketplace for similar positions, utilizing published information regarding the compensation of officers at companies similar to ours and taking into account variables such as geography, job comparability, the size of each corporation and its industry, and the executive officer's total compensation package. The compensation committee annually reviews and approves each executive officer's compensation package. The compensation committee has from time to time engaged outside consultants to review executive compensation, though no compensation consultants were used with respect to fiscal 2007 compensation.

Annual Cash Bonus.    The purpose of our annual cash bonus program for executive officers is to compensate our executive officers for meeting and exceeding expected performance levels. Annual cash bonuses are designed to motivate and reward employees for positive impact on the Company's financial results and achievement of individual performance objectives. Annual cash bonus amounts vary according to (a) our realization of targeted financial results and (b) individual achievement of performance objectives. On an annual basis, the compensation committee sets annual performance standards for the executive officers. The performance standards may differ from year to year depending on the Company's financial and strategic objectives and may differ among executive officers. For example, performance standards may be based on budgeted financial results, specifically identified strategic initiatives important to future success of the Company, as well as individual performance and divisional operational performance. The compensation committee, with input when appropriate from our chief executive officer, is responsible for recommending such bonuses to our board, which then determines appropriate amounts for each executive officer. Annual cash bonuses are calculated as a percentage of each executive officer's base salary.

Consistent with the description of our compensation programs above, Dr. Yoseloff and Messrs. Meyer and Dunn were paid an annual cash bonus for fiscal 2007. Each executive officer will again be eligible to receive such an annual cash bonus for fiscal 2008.

At the beginning of fiscal 2007, the compensation committee set specific goals for Company performance and individual performance for annual cash bonus purposes. For Company performance, the specific goals were measured in terms of the Company's performance using budgeted earnings before taxes ("EBT"). For each executive officer, individual goals were measured in terms of the strategic objectives and operational goals for the Company for fiscal 2007, including, but not limited to, improving products and services, and achieving strategic acquisitions such as the acquisition of Progressive Gaming International Corporation's table games division. For fiscal 2007, the EBT performance target was $58,500,000. Achieving the EBT performance target would entitle the executive officer to receive his target bonus. If the Company failed to achieve the EBT performance target, the compensation committee had the discretion, in its judgment, to consider the executive officer's individual performance goals to determine the amount, if any, of the annual cash bonus the executive officer would be entitled to receive. The table below shows the percentage of each executive officer's base salary that each executive officer would have received for fiscal 2007 if the Company had achieved the EBT performance target, as well as the actual percentage of base salary received. For fiscal 2007, our actual EBT was

$16,300,000. Since we failed to meet our EBT performance target, our executive officers were only eligible to receive an individual performance bonus.

Named Executive Officer	Target Bonus (as a % of Base Salary)	Actual Bonus (as a % of Base Salary)
Mark L. Yoseloff	50%	12.5%
Paul C. Meyer	50%	12.5%
Richard L. Baldwin(1)	50%	0.0%
R. Brooke Dunn	50%	12.5%

(1)
Mr. Baldwin resigned as our senior vice president and chief financial officer effective November 1, 2007.

In addition to annual cash bonuses, the compensation committee may award spot bonuses to the executive officers for achievement of strategic objectives such as acquisitions, dispositions or joint ventures.

Long-Term Equity Incentives.    The purpose of our long-term equity incentive program is to create a direct incentive for executive officers to increase shareholder value by aligning executive officers' long-term financial interests with those of our shareholders. Long-term equity incentives are performance based and linked to business objectives and individual objectives. The compensation committee may recommend to the board, and the board has the authority to grant, stock options, stock appreciation rights, restricted stock units and restricted stock, or any combination thereof, as long-term equity incentives for executive officers and other key employees. Long-term equity incentives also serve as a means to retain executive officers and other key employees.

Equity Incentive Grants Policy

Effective as of August 1, 2006, the compensation committee approved an Equity Incentive Grants Policy governing the issuance of our equity. Under the Equity Incentive Grants Policy, the equity incentives are granted solely at the discretion of the board of directors and only at regularly or pre-scheduled (at least on 14 days notice) meetings, except under special circumstances. Equity incentives cannot be granted via written consent in lieu of meetings.

For employee grants, the chief executive officer or his designee will distribute to the compensation committee proposed equity incentive awards. The compensation committee will review and discuss the proposed equity incentive awards and determine whether to recommend them to the board for approval. The compensation committee, prior to granting, has complete discretion to make changes to the proposed equity incentive awards.

The chairman of the governance committee will distribute to the governance committee proposed equity incentive awards for non-employee director grants. The governance committee will review and discuss the proposed equity incentive awards and determine whether to recommend them to the board for approval.

Once the board has reviewed and discussed the proposed equity incentives awards, it will approve or disapprove them, as a group or individually, at its discretion. The board, prior to granting, also has complete discretion to make changes to the proposed equity incentive awards.

The exercise price of each stock option awarded to our executive officers and non-employee directors under our long-term incentive plan is the closing price of our stock on the date of grant. Regular board and committee meetings are generally scheduled a year in advance, although special meetings are frequently called. Although regular board and committee meetings are scheduled in advance, they may be adjusted to accommodate the board members' schedules. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company. We prohibit the repricing of stock options. There must be at least 14 days prior notice of any board meeting where stock options are to be granted.

Executive Benefits.    In addition to base salary, annual cash bonuses and long term equity incentives, the Company provides the executive officers with executive physician services and health club memberships.

Determining Compensation.    Our compensation decisions are made on an individual basis using factors such as the performance of the Company, the performance of the executive during the year against established goals, and his or her leadership qualities, business and operational responsibilities, current compensation arrangement and long-term potential to enhance shareholder value.

Tax and Accounting Considerations.    Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officers and certain other executive officers unless certain performance and other requirements are met. As one of the factors in its consideration of compensation matters, the compensation committee also considers the anticipated tax treatment to the Company and to the executive officers of various payments and benefits, including the effect of Section 162(m). The compensation committee retains discretion, however, to implement executive compensation programs that may not be deductible under Section 162(m) if the compensation committee believes the programs are nevertheless appropriate to help achieve our primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of the Company and its shareholders.

Benchmarking

In order to establish compensation levels for our chief executive officer and each of the executive officers, we review compensation practices for comparable positions at selected publicly-traded peer companies. We also consider data reported in various compensation surveys. While specific benchmarks have not been established in the past, management collects and presents to the compensation committee compensation data for the executive officers from a list of targeted comparable companies as well as data for all executive officers from published compensation surveys. The compensation data and surveys include an evaluation of base salary, target annual incentive opportunities, long-term incentive grant values and benefits for each of our executive officers relative to similar positions in the market. For fiscal 2008, we are undertaking a re-evaluation of our compensation programs. Management has collected comparable compensation data and surveys for the re-evaluation. The peer group will consist of gaming companies and technology-based companies, including, but not limited to, the following companies:

Gaming Companies:

International Game Technology
Scientific Games Corp.
Bally Technologies, Inc.
Global Cash Access Holdings, Inc.
WMS Industries, Inc.
Multimedia Games Inc.
Progressive Gaming International Corporation
Elixir Gaming Technologies, Inc.

Technology-Based Companies:
THQ Inc.
Electronic Arts Inc.

Long-Term Equity Incentives.    Some of the factors the compensation committee considers in evaluating the appropriateness of the executive officer's annual cash bonus and equity components include:

  •
  revenue, income from continuing operations, adjusted EBITDA and EPS growth;

  •
  diversification and future growth;

  •
  developing new or continuously improving products and services;

  •
  achieving strategic objectives such as acquisitions, dispositions or joint ventures, technological innovation and globalization;

  •
  achieving specific operational goals for the Company; and

  •
  competitive pay practices.

Our grants of long-term equity incentives also are performance-based and linked directly to business objectives and, for our chief executive officer and each of our executive officers, to individual objectives. The use of equity compensation supports the objectives of encouraging stock ownership and aligning the interests of the chief executive officer and the executive officers with those of our shareholders, as they share in both the positive and negative stock price returns experienced by other shareholders. The compensation committee believes that granting long term equity to our executive officers is a way to foster a long-term focus on our financial results and a way to link our executive officer's returns to those of our shareholders. Additionally, long-term equity is a means to attract and retain executive officers. We award long-term equity incentives annually to the chief executive officer and each executive officer. Long-term equity incentive grants are awarded in December of each year after the end of the fiscal year. For fiscal 2007, the long-term equity incentive awards for the executive officers were: Dr. Yoseloff, 40,000 stock options; Mr. Meyer, 30,000 stock options; and Mr. Dunn, 20,000 stock options.

Each year, the compensation committee decides the appropriate types and mix of equity awards. For fiscal 2007, the compensation committee decided to utilize 100% performance-based stock options rather than restricted stock or a mix of restricted stock and options to reflect management's and the compensation committee's view of the potential increased share price relative to the valuation of those grants. This offers management clear incentives to increase stock price performance at the most efficient cost to the Company. The fiscal 2007 grants of performance- based stock options to Dr. Yoseloff and Messrs. Meyer and Dunn will vest ratably over four years, provided that on such anniversary dates the executive officer remains employed with the Company.

SUMMARY COMPENSATION TABLE—FISCAL 2007

The following table presents information regarding compensation of each of our executive officers for services rendered during fiscal 2007.

Name and Principal Position	Fiscal Year	Salary $	Stock Awards $(3)	Option Awards $(3)	Non-Equity Incentive Plan Compensation $(1)	All Other Compensation $(4)	Total $
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Mark L. Yoseloff Chairman of the Board and Chief Executive Officer	2007	400,000	754,470	454,923	75,000	32,510	1,716,903
Paul C. Meyer President and Chief Operating Officer	2007	350,000	406,795	273,767	43,000	19,460	1,093,022
Richard L. Baldwin(2) Senior Vice President and Chief Financial Officer	2007	270,000	241,565	319,046	—	29,931	860,542
R. Brooke Dunn Senior Vice President	2007	235,000	134,068	131,556	29,000	30,704	560,328

(1)
Amounts in column (f) represent performance bonuses that we typically base on fiscal year performance and pay to the executive officer in December, shortly after the close of the fiscal year to which they relate. Fiscal 2007 performance bonuses were awarded at the rate of 25% of the target bonus. In addition, $25,000 was paid as a spot bonus to Dr. Yoseloff for achievement of a strategic acquisition.

(2)
Mr. Baldwin resigned as our senior vice president and chief financial officer effective November 1, 2007.

(3)
The amounts reported in Columns (d) and (e) of the table above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to fiscal 2007 (disregarding any estimate of forfeitures related to service-based vesting conditions). For information on the method and assumptions used to calculate the compensation costs, see Note 8 to our audited consolidated financial statements, included as part of our Annual Report for fiscal 2007 filed on Form 10-K, each of which is incorporated herein by reference. For information about the stock awards and option awards granted to our executive officers for fiscal 2007, please see the discussion under "Grants of Plan-Based Awards" below.

(4)
The amounts reported in column (g) of the Summary Compensation table under the heading "Summary Compensation Table" are detailed below.

Name	401(k) Plan Profit Sharing Contribution ($)	Term Life Insurance and AD&D Premiums ($)	Executive Physician Premium ($)	Health Club Membership Dues ($)	Perquisites and Other Personal Benefits ($)(1)	Total All Other Compensation ($)
Mark L. Yoseloff	4,692	1,710	5,000	2,257	18,851	32,510
Paul C. Meyer	6,750	1,710	5,000	—	6,000	19,460
Richard L. Baldwin	7,964	1,710	5,000	2,257	13,000	29,931
R. Brooke Dunn	5,980	1,607	5,000	2,257	15,860	30,704

(1)
Perquisites and other personal benefits may include, to some but not all executive officers, golf memberships and car allowance. In fiscal 2007, Dr. Yoseloff used a private charter jet on a one-time, non-recurring basis. The amount above under perquisites and other personal benefits represents the incremental cost to the Company.

GRANTS OF PLAN-BASED AWARDS—FISCAL 2007

The following table presents information regarding annual incentive bonus awards and equity incentive awards granted to the executive officers for fiscal 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Mark L. Yoseloff	N/A	—	200,000	200,000	—	—	—	—
	12/18/07	—	—	—	—	40,000	12.21	190,000
Paul C. Meyer	N/A	—	175,000	175,000	—	—	—	—
	12/18/07	—	—	—	—	30,000	12.21	142,500
Richard L. Baldwin(3)	N/A	—	110,000	110,000	—	—	—	—
R. Brooke Dunn	N/A	—	117,500	117,500	—	—	—	—
	12/18/07	—	—	—	—	20,000	12.21	95,000

(1)
The amounts reported in column (i) of the table above reflect the aggregate compensation costs for financial statement reporting purposes for fiscal 2007 under Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment" ("SFAS 123R"). These amounts do not reflect amounts paid to or realized by the executive officer for fiscal 2007. For information on the method and assumptions used to calculate the compensation costs, see Note 8 to our audited consolidated financial statements, included as part of our Annual Report for fiscal 2007 filed on Form 10-K.

(2)
These entries report the target and maximum amounts for each executive officer's fiscal 2007 non-equity annual incentive award as described in the "Compensation Discussion and Analysis" above. There are no threshold amounts for these awards.

(3)
Mr. Baldwin resigned as our senior vice president and chief financial officer effective November 1, 2007.

Employment Agreements

Each of the executive officers was hired pursuant to an employment agreement which established each executive officer's initial salary. Each employment agreement was the result of negotiation between the Company and the executive officer. On an annual basis, the compensation committee reviews and may modify each executive officer's salary. The following is a brief description of each executive officer's contractual provisions with respect to base salary and annual cash incentives.

Mark L. Yoseloff.    Effective February 23, 2004, we entered into an employment agreement with Dr. Yoseloff as our chief executive officer. On June 5, 2007, we entered into an amendment to Dr. Yoseloff's employment agreement, which amendment extended the term of the employment from October 31, 2007 to October 31, 2008. Dr. Yoseloff is being paid an annual base salary of $400,000 through October 31, 2008, although we can terminate his employment earlier. Dr. Yoseloff is also eligible to receive bonuses similar to other executive officers, plus discretionary bonuses and equity incentive awards similar to other executive officers and employees, as may be awarded by our board of directors. Effective for fiscal year 2008, Dr. Yoseloff's annual cash bonus target is 50% of his fiscal year 2008 annual base salary. As part of his employment agreement, we granted Dr. Yoseloff options to purchase 371,250 shares(1) at an exercise price of $15.21. These options would have vested in part on each of October 31, 2005 and April 30, 2007, but vested earlier when the closing price of our common stock reached certain targets. Additionally, in May 2004, also as part of his employment agreement, we granted Dr. Yoseloff options to purchase 105,000(1) shares at an exercise price of $21.73, to vest the earlier of October 31,

(1)
All information relating to options and restricted stock granted and exercise prices have been adjusted to reflect our three-for-two stock splits in April 2004 and January 2005.

2005 or the date on which our closing stock price is $33.33. These stock options vested on February 28, 2005. In September 2005, to provide Dr. Yoseloff with additional incentive with respect to our performance and growth over the next several years, we granted Dr. Yoseloff options to purchase 200,000 shares at an exercise price of $28.06 as well as 120,000 shares of restricted stock, both to vest upon the earlier of September 1, 2011, or the date(s) on which the closing price of our common stock reaches certain targets.

Paul C. Meyer.    Effective October 31, 2005, we entered into an employment agreement with Mr. Meyer as our president and chief operating officer. The employment agreement runs for a three-year term, from November 1, 2005 through October 31, 2008, although we can terminate his employment earlier. Mr. Meyer was entitled to receive a base salary at annual rates of $300,000 through January 31, 2006 and $325,000 from February 1, 2006 through October 31, 2006. Effective as of November 1, 2006, Mr. Meyer's salary was set at $350,000 by the compensation committee. Mr. Meyer is also entitled to participate in any bonus programs for our executive officers as well as any individual performance bonus program authorized by our board of directors. Effective for fiscal year 2008, Mr. Meyer's annual cash bonus target is 50% of his fiscal year 2008 annual base salary.

R. Brooke Dunn.    Effective November 1, 2005, we entered into an employment agreement with Mr. Dunn, our senior vice president. The employment agreement runs for a two-year term, from November 1, 2005 through October 31, 2007, although we can terminate his employment prior to the end of such period. On January 9, 2008, we entered into an amendment to Mr. Dunn's employment agreement, which amendment extended the term of his employment from October 31, 2007 to October 31, 2008. Mr. Dunn is entitled to receive an annual base salary of $250,000 through October 31, 2008. Mr. Dunn is also entitled to participate in any bonus programs for our executive officers as well as any individual performance bonus program authorized by our board of directors. Effective for fiscal year 2008, Mr. Dunn's annual cash bonus target is 50% of his fiscal year 2008 annual base salary.

Non-Competition and Confidentiality.    Each of the chief executive officer and the executive officers has agreed in his employment agreement: (i) not to compete with us during the term of his employment and for the Part-Time Employment Period identified below in the Potential Payments Upon Termination or Change-in-Control section; (ii) not to solicit our employees, independent contractors or agents of the Company during the term of his employment and for the Part-Time Employment Period; and (iii) to maintain the confidentiality of our information. If the executive officer breaches any of these covenants, we have the right to seek injunctive relief and damages.

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END

The following table presents information regarding the outstanding equity awards held by each of the executive officers as of October 31, 2007, including the vesting dates for the portions of these awards that had not vested as of that date. Unless an event occurs which causes accelerated vesting, all vesting is subject to continued employment on the applicable vesting date.

Option Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)		(e)	(f)
Mark L. Yoseloff	11/5/02	61,267	—		9.74	11/4/12
	3/12/03	33,752	—		8.54	3/11/13
	10/23/03	135,000	—		12.33	10/22/13
	2/23/04	371,250	—		15.21	2/22/14
	5/6/04	105,000	—		21.73	5/5/14
	12/1/04	15,000	—		30.56	11/30/14
	9/2/05	—	200,000	(2)	28.06	9/1/15
Paul C. Meyer	9/29/03	146,568	—		12.22	9/28/13
	3/16/04	67,500	—		18.75	3/15/14
	12/1/04	30,000	—		30.56	11/30/14
	6/27/05	—	20,000	(3)	28.06	6/26/15
	12/14/06	—	25,000	(4)	29.19	12/13/16
Richard L. Baldwin(7)	9/20/04	56,250	18,750	(5)	24.24	9/19/14
	12/1/04	7,500	—		30.56	11/30/14
	6/27/05	—	42,500	(3)	28.06	6/26/15
	11/2/06	—	30,000	(6)	27.64	11/1/16
R. Brooke Dunn	3/12/03	22,500	—		8.54	3/11/13
	10/23/03	45,001	—		12.33	10/22/13
	3/16/04	45,000	—		18.75	3/15/14
	12/1/04	30,000	—		30.56	11/30/14
	6/27/05	—	12,000	(3)	28.06	6/26/15
	12/14/06	—	12,500	(4)	29.19	12/13/16

(1)
The number of shares and the exercise prices have been adjusted to reflect our three-for-two stock splits in April 2004 and January 2005.

(2)
The unvested portion of these awards are scheduled to cliff vest on September 2, 2011.

(3)
The unvested portion of these awards are scheduled to cliff vest on June 27, 2010.

(4)
The unvested portion of these awards are scheduled to vest in four installments on December 14, 2007; December 14, 2008, December 14, 2009, and December 14, 2010.

(5)
The unvested portion of these awards are scheduled to cliff vest on September 20, 2008.

(6)
The unvested portion of these awards are scheduled to vest in four installments on November 2, 2007, November 2, 2008, November 2, 2009, and November 2, 2010, if certain conditions are met.

(7)
As a part of his severance arrangement and based on his performance of certain obligations, Mr. Baldwin's outstanding awards may be eligible to vest through November 1, 2009.

STOCK AWARDS

Name	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
	(h)	(i)		(j)	(k)	(l)
Mark L. Yoseloff	5/6/04	45,000	(3)	615,600	—	—
	12/1/04	15,000	(4)	205,200	—	—
	9/2/05	120,000	(5)	1,641,600	—	—
Paul C. Meyer	5/6/04	30,000	(3)	410,400	—	—
	12/1/04	11,250	(4)	153,900	—	—
	6/27/05	5,000	(6)	68,400	—	—
	12/14/06	28,000	(7)	383,040	—	—
Richard L. Baldwin(2)	6/27/05	5,000	(6)	68,400	—	—
	3/27/06	15,000	(8)	205,200	—	—
	11/2/06	15,000	(9)	205,200	—	—
	12/14/06	2,500	(7)	34,200	—	—
R. Brooke Dunn	12/1/04	7,500	(4)	102,600	—	—
	6/27/05	5,000	(6)	68,400	—	—
	12/14/06	12,500	(7)	171,000	—	—

(1)
The dollar amounts shown in Columns (j) and (l) are determined by multiplying the number of shares or units reported in Columns (i) and (k), respectively, by $13.68 (the closing price of our common stock on October 31, 2007, the last trading day of fiscal 2007).

(2)
As a part of his severance arrangement and based on his performance of certain obligations, Mr. Baldwin's outstanding awards may be eligible to vest through November 1, 2009.

(3)
The unvested portion of this award is scheduled to cliff vest on May 6, 2009.

(4)
The unvested portion of this award is scheduled to cliff vest on December 1, 2009.

(5)
The unvested portion of this award is scheduled to cliff vest on September 1, 2011.

(6)
The unvested portion of this award is scheduled to cliff vest on June 27, 2010.

(7)
The unvested portion of this award is scheduled to vest in two installments on December 14, 2008 and December 14, 2010.

(8)
The unvested portion of this award is scheduled to vest with respect to 10,000 shares on March 27, 2011 and with respect to 5,000 shares on March 27, 2012.

(9)
The unvested portion of this award is scheduled to vest in four installments on November 2, 2007, November 2, 2008, November 2, 2009, and November 2, 2010, if certain conditions are met.

OPTION EXERCISES AND STOCK VESTED—FISCAL 2007

The following table presents information regarding the exercise of stock options by the executive officers during fiscal 2007, and on the vesting during fiscal 2007 of other stock awards previously granted to the executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Mark L. Yoseloff	50,000	999,360	—	—
Paul C. Meyer	—	—	—	—
Richard L. Baldwin	—	—	—	—
R. Brooke Dunn	42,187	873,364	—	—

(1)
The dollar amounts shown in column (c) above for option awards are determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our common stock on the date of exercise and the exercise price of the options. The dollar amounts shown in column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our common stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Upon a termination without cause, the executive officer is entitled to certain severance payments. There are no automatic payments due merely on a Change-in-Control; however, unvested equity may accelerate vest upon a Change-in-Control.

Severance Benefits.    The following table represents the Company's estimate of the amount of the benefits to which our executive officers would have been entitled had their employment been terminated on October 31, 2007.

Name	Cash Severance ($)	Continued Health Benefits ($)
Mark L. Yoseloff	1,194,872	37,700
Paul C. Meyer	675,760	45,240
Richard L. Baldwin	317,423	30,160
R. Brooke Dunn	341,210	30,160

Change in Control Benefits.    The vesting of outstanding equity awards held by our executive officers may accelerate in connection with a Change-in-Control of the Company. The following table presents the value of the outstanding and unvested equity awards held by each of our executive officers which would have vested if a Change-in-Control had occurred on October 31, 2007.

Name	Equity Acceleration(1) ($)
Mark L. Yoseloff	3,059,331
Paul C. Meyer	1,230,052
Richard L. Baldwin	513,000
R. Brooke Dunn	518,302

(1)
For options, this value is calculated by multiplying the amount (if any) by which the closing price of the Company's common stock on the last trading day of the fiscal year exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock awards, this value is calculated by multiplying the closing price of the Company's common stock on the last trading day of the fiscal year by the number of shares subject to the accelerated portion of the award. For purposes of this calculation, we have assumed full acceleration of all outstanding and unvested equity awards held by each of our executive officers as of October 31, 2007.

Termination Upon Disability or Death

The executive officers are not entitled to any benefits upon death or disability beyond what is available to all of our employees, as described below.

Payments Made Upon Disability

Under our benefits program, all of our eligible employees, including the executive officers, are provided long-term disability insurance coverage. In addition, all unvested equity awards will vest in the event of the executive officer's total disability, provided that the executive officer is employed by the Company at such time.

Payments Made Upon Death

Under our benefits program, all of our eligible employees, including the executive officers, are provided life insurance benefits coverage. In addition, all unvested equity awards will vest in the event of the executive officer's death, provided that the executive officer is employed by the Company at such time.

Employment Agreements

All of our executive officers are "at will" employees, which means that the Company may terminate each of the executive officer's full-time employment at any time either with or without just cause. Upon certain types of terminations of employment, severance benefits may be paid to the executive officers as described in their employment agreements. The specific severance arrangement for Mr. Baldwin is discussed in the section headed "Departure of Former Chief Financial Officer" below.

In the event of any termination of an executive officer's full-time employment with the Company without just cause, or in the event an executive officer's full-time employment is not extended or renewed beyond his term of employment as set forth in the employment agreement (the "Term") on terms at least as favorable to the executive officer as the executive officer is receiving during the last year of the Term, then the executive officer will remain, for a period of time, as a part-time employee and will be entitled to severance benefits. During the severance period the executive officer will remain bound to the covenants not to compete and confidentiality obligations contained in the employment agreement.

Chief Executive Officer Severance Benefits

In the event that Dr. Yoseloff is terminated from full-time employment during the Term without just cause, or if the Company does not offer to renew his employment agreement on terms at least as favorable to Dr. Yoseloff as Dr. Yoseloff is receiving on February 23, 2004, then, during the two year and nine month period (the "Part-Time Employment Period") immediately following Dr. Yoseloff's last day of his full-time employment, Dr. Yoseloff will be paid each month, an amount determined as follows: Dr. Yoseloff's annualized base salary as of his last day of full-time employment will be added to Dr. Yoseloff's average annual bonus awarded under the annual executive bonus program over the last three years of Dr. Yoseloff's full-time employment. The resulting amount will be paid to Dr. Yoseloff over the Part-Time Employment Period immediately following the last day of his full-time employment, in equal amounts, at the same intervals as other employees of the Company are being paid.

In addition, unless Dr. Yoseloff is terminated by the Company for just cause, then during the Part-Time Employment Period and thereafter, until Dr. Yoseloff's death, Dr. Yoseloff shall be eligible to participate in the Company's health care (medical and dental) plan as a Class 2 employee, which benefit shall provide the same health care coverage for Dr. Yoseloff and his family as they were then receiving on the last date of Dr. Yoseloff's full-time employment with the Company. The Company shall pay the entire cost of this health care coverage for Dr. Yoseloff and his family for as long as Dr. Yoseloff desires said coverage.

Executive Officers Severance Benefits

Paul Meyer.    In the event of any termination of Mr. Meyer's full-time employment with the Company without just cause, or in the event that Mr. Meyer's full-time employment is not extended or renewed beyond the Term on terms at least as favorable to Mr. Meyer as Mr. Meyer is receiving during the last year of the Term, then, during the thirty-six (36) month period (the "Part-Time Employment Period") immediately following Mr. Meyer's last day of his full-time employment, Mr. Meyer (i) shall be paid an amount equal to eighteen (18) months of his then monthly base salary paid over the Part-Time Employment Period in equal monthly installments and (ii) shall receive additional compensation for his covenant not to compete equal to the average annual bonus which Mr. Meyer has received for the three most recent fiscal years during which Mr. Meyer was employed, provided however that if Mr. Meyer has not been employed for three full fiscal years, then the Company shall use the actual number of full fiscal years that Mr. Meyer was employed. The amounts due to Mr. Meyer shall be paid in the same intervals as other employees of the Company are then being paid their base salaries.

In addition, Mr. Meyer shall continue to receive, during the Part-Time Employment Period, all insurance coverages and any other benefits which Mr. Meyer would have received had his employment not been so terminated, or not extended, provided however, if Mr. Meyer is not eligible for said medical insurance, the Company shall pay the COBRA premiums for continuation coverage during the said Part-Time Employment Period. Furthermore, during the Part-Time Employment Period, Mr. Meyer's unvested stock options and restricted stock awards will continue to vest.

R. Brooke Dunn.    In the event of any termination of Mr. Dunn's full-time employment with the Company without just cause, or in the event that Mr. Dunn's full-time employment is not extended or renewed beyond the Term on terms at least as favorable to Mr. Dunn as Mr. Dunn is receiving during the last year of the Term, or in the event that after October 31, 2008 Mr. Dunn elects to resign or retire (irrespective of the Company offering Mr. Dunn continued employment), then, during the twenty-four (24) month period (the "Part-Time Employment Period") immediately following Mr. Dunn's last day of his full-time employment, Mr. Dunn (i) shall be paid an amount equal to twelve (12) months of his then monthly base salary paid over the Part-Time Employment Period in equal monthly installments and (ii) shall receive additional compensation for his covenant not to compete equal to the average annual bonus which Mr. Dunn has received for the five most recent fiscal years during which Mr. Dunn was employed. The amounts due to Mr. Dunn shall be paid in the same intervals as other employees of the Company are then being paid their base salaries.

In addition, Mr. Dunn shall continue to receive, during the Part-Time Employment Period, all insurance coverages and any other benefits which Mr. Dunn would have received had his employment not been so terminated, or not extended, provided however, if Mr. Dunn is not eligible for said medical insurance, the Company shall pay the COBRA premiums for continuation coverage during the said Part-Time Employment Period. Furthermore, during the Part-Time Employment Period, Mr. Dunn's unvested stock options and restricted stock awards will continue to vest.

Departure of Former Chief Financial Officer

Effective November 1, 2006, we entered into an employment agreement with Mr. Baldwin that provided for his employment as our chief financial officer through October 31, 2008. As a result of his resignation on November 1, 2007, Mr. Baldwin will receive the following payments and benefits all of which are limited to those amounts we are contractually obligated to pay under his employment agreement and in consideration for Mr. Baldwin agreeing to continue as a part -time employee to assist the Company as requested by the chief executive officer and based on his performance of certain obligations. During the twenty-four (24) month period beginning November 2, 2007 and ending on November 1, 2009 (the "Part-Time Employment Period"), Mr. Baldwin (i) shall be paid an amount equal to twelve (12) months of his then monthly base salary paid over the Part-Time Employment Period in equal monthly installments and (ii) shall receive additional compensation for his covenant not to compete equal to the average annual bonus which Mr. Baldwin has received for the three most recent fiscal years during which Mr. Baldwin was employed. The amounts due to Mr. Baldwin shall be paid in the same intervals as other employees of the Company are then being paid their base salaries.

In addition, Mr. Baldwin shall continue to receive, during the Part-Time Employment Period, all medical insurance and any other benefits or insurance coverages which Mr. Baldwin would have received had his employment not been so terminated, provided however, if Mr. Baldwin is not eligible for said medical insurance, the Company shall pay the COBRA premiums for continuation coverage during the said Part-Time Employment Period. Furthermore, during the Part-Time Employment Period, Mr. Baldwin's unvested stock options and restricted stock awards will continue to vest.

THE SHUFFLE MASTER, INC. 2004 EQUITY INCENTIVE PLAN

Under Article 9 of the Equity Incentive Plan and unless the board of directors alters this provision as a condition of the equity grant, approved by the shareholders in 2004, upon a Change-in-Control all restrictions on restricted stock awarded to an executive officer would lapse and all unvested options granted to such executive officer would vest and become immediately exercisable. A Change-in-Control is defined as:

  (1)
  That any person (other than the Company) has made a tender offer to acquire such number of shares of the Company's stock as shall constitute twenty percent (20%) or more of the Company's outstanding stock;

  (2)
  That the Company has issued or the Company's officers and directors have transferred (and/or assigned their voting rights related to shares of stock (or other securities convertible into or exchangeable for stock) representing at least twenty percent (20%) of the outstanding stock of the Company (including a series of similar transactions effected within six (6) months which, in the aggregate, result in the issuance and/or transfer of (and/or assignment of voting rights related to) at least twenty percent (20%) of the Company's outstanding stock) (the percentage set forth in this subsection to be computed after completion of the subject transactions and as though shares "beneficially owned," as defined in Rule 13d-3 under the Exchange Act, were, in fact, owned);

  (3)
  That a proxy statement, whether issued by the Company or another shareholder, proposes a vote at a shareholder meeting related to any merger of the Company, any sale of substantially all of the Company's assets or any reorganization of the Company involving a change in beneficial ownership of the Company;

  (4)
  That the individuals who constitute the board of directors on the effective date of the Plan cease for any reason to constitute at least a majority of the board, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the board on the effective date of the Plan will, for purposes of this subsection, be considered as though such persons were a member of the board of directors on the effective date of the Plan;

  (5)
  A change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements, including, without limitation, such time as any person becomes, after the effective date of the Plan, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors; or

  (6)
  Any other event which the committee determines is of similar effect, such determination to be made by the committee on an event-by-event basis.

Certain older equity accelerates vesting under this definition. Other more recent equity only accelerates vesting in the event of an actual closing of a Change-in-Control event.

INDEPENDENT DIRECTOR COMPENSATION—FISCAL 2007

The following table presents information regarding the compensation paid during fiscal 2007 to members of our board of directors who are not also our employees (referred to herein as "Non-Employee Directors"). The compensation paid to Dr. Yoseloff, who is also employed by us, is presented above in the Summary Compensation Table—Fiscal 2007 and the related explanatory tables. Dr. Yoseloff is not entitled to receive additional compensation for his services as director.

Each independent director receives a quarterly cash payment and an annual grant of non-qualified stock options and/or restricted stock after our annual meeting of shareholders. With the approval of our board of directors, our governance committee determines the number of options or restricted stock granted to each independent director, the exercise price (which is always the closing price on the date of grant), the vesting schedule and other terms. Our board of directors may also make discretionary grants of stock options or restricted stock to independent directors pursuant to the recommendations of the governance committee. During the fiscal year ended October 31, 2007, all options and restricted stock granted to independent directors were granted pursuant to our 2004 Equity Incentive Plan for Non-Employee Directors. Directors who are not independent directors receive no separate compensation for their service as a director. The following table provides information about options and restricted stock granted to our independent directors during fiscal 2007:

Name(1)(5)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Total ($)
	(a)	(b)	(c)	(d)
Garry W. Saunders	38,000	157,359	—	195,359
Louis Castle	38,000	157,359	9,083	204,442
Phillip C. Peckman(3)	10,000	19,836	22,692	52,528
Todd Jordan(4)	28,000	79,664	—	107,664

(1)
As indicated in last year's proxy statement, on November 2, 2006, we announced the resignation of Ken Robson as a director of the Company. His resignation was for personal reasons and had nothing to do with the Company or its business.

(2)
These amounts reported in Columns (b) and (c) of the table above reflect the aggregate compensation costs for financial statement reporting purposes for fiscal 2007 under Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment" ("SFAS 123R"). These amounts do not reflect amounts paid to or realized by the director for fiscal 2007. For information on the method and assumptions used to calculate the compensation costs, see Note 8 to our audited consolidated financial statements, included as part of our Annual Report for fiscal 2007 filed on Form 10-K. In calculating expense for non-employee director stock options for financial statement reporting purposes, we do not assume any service-based forfeitures.

(3)
Mr. Peckman was elected as a member of the board of directors effective June 5, 2007.

(4)
Mr. Jordan resigned as a member of the board of directors effective as of June 26, 2007, at which time the Company accelerated the vesting of 3,000 shares of restricted stock.

(5)
Mr. Saunders and Mr. Castle each received a stock award of 6,500 shares on March 14, 2007, with a grant date fair value of $117,260. Mr. Jordan received a stock award of 10,000 shares on March 14, 2007, with a grant date fair value of $18,040. Mr. Peckman received a stock award of 3,000 shares on June 14, 2007, with a grant date fair value of $52,230. On that same day, Mr. Peckman was granted an option to purchase 17,000 shares of our common stock with an exercise price of $17.41 per share (the closing price on the grant date) with an aggregate grant date fair value of $119,170.

The following table presents the number of shares subject to outstanding and unexercised option awards and the number of shares subject to unvested stock awards held by each of our non-employee directors as of October 31, 2007.

Name	Number of Shares Subject to Outstanding and Unexercised Options	Number of Unvested Shares of Restricted Stock
Garry W. Saunders	135,500	6,500
Louis Castle	37,000	6,500
Phillip C. Peckman	17,000	3,000
Todd Jordan	—	—

Equity Compensation Plan Information

The following table sets forth certain information as of October 31, 2007, with respect to shares which may be issued under our equity compensation plans:

	Number of Shares Which May be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Shares Remaining Available for Future Issuances
Equity compensation plans approved by security holders	2,906,386	$19.68	1,822,781
Equity compensation plans not approved by security holders	—	—	—

Total	2,906,386	$—	1,822,781

(1)
The number of shares and the exercise prices have been adjusted to reflect our three-for-two stock splits in April 2004 and January 2005.

We have no individual compensation arrangements that provide for the issuance of our securities which have not been approved by our shareholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The firm of Deloitte served as our independent registered public accountant for the fiscal years ended October 31, 2007 and October 31, 2006. The following table presents fees for professional services rendered by Deloitte related to the audit of our annual financial statements for the fiscal years ended October 31, 2007 and October 31, 2006 and fees billed for other services rendered by Deloitte during those years.

Fee Type	2007	2006
Audit Fees	$1,908,000	$1,160,000
Audit-Related Fees	—	111,000
Tax Fees	1,047,000	1,109,000
All Other Fees	—	—

Total Fees	$2,955,000	$2,380,000

Audit Fees.    Audit fees are fees for professional services related to the audit of our financial statements included in our annual report on Form 10-K and review of our financial statements included in our quarterly reports on Form 10-Q, attestation of management's assessment of internal control, as required by Section 404 of the Sarbanes-Oxley Act of 2002, as well as services that are normally provided in connection with statutory and regulatory filings or engagements, including our current reports on Form 8-K and registration statements under the Securities Act of 1933.

Audit-Related Fees.    Audit-related fees are fees for assurance and services that are reasonably related to the performance of the audit or review of our financial statements. This includes audit of employee benefit and compensation plans, due diligence related to mergers and acquisitions, attestations by Deloitte that are not required by statute or regulations and consulting on financial accounting/reporting standards.

Tax Fees.    Of the total amount of tax fees, fees for tax compliance and preparation services totaled $790,000 and $600,000 in fiscal 2007 and 2006, respectively. This includes preparation of our original and amended tax returns, including our subsidiaries, refund claims, payment planning, tax audit assistance and tax work stemming from "audit-related" items. Fees for tax due diligence and international structure consultation totaled $257,000 and $509,000 in fiscal 2007 and 2006, respectively, of the total amount of tax fees.

All Other Fees.    Fees for all other permissible services were not material.

Deloitte has indicated, and our audit committee has agreed, that the services performed by Deloitte that were not related to its audit of our financial statements were at all times compatible with maintaining that firm's independence.

Our audit committee pre-approves all auditing services and fees. The audit committee also pre-approves all permitted non-audit services and corresponding fees above a certain amount to be performed for us by our independent registered public accountant subject to "de minimus" exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act. Non-audit services are approved by our audit committee prior to the completion of the audit. At the beginning of each fiscal year, a description of each anticipated project of non-audit services is provided to our audit committee. Our audit committee reviews those descriptions and pre-approves those services, project by project, prior to the beginning of each project. Any additional non-audit services contemplated by us after the beginning of the fiscal year are submitted to the audit committee for pre-approval prior to engaging our independent registered public accountant to perform any services. The authority to grant specific pre-approval between regularly scheduled audit committee meetings has been delegated to the chairman of the audit committee. Our audit committee is regularly informed as to the non-audit services actually provided by our independent registered public accountant pursuant to the pre-approved projects. Fees paid to our independent registered public accountant in reliance on the "de minimus" exception referred to above did not exceed permissible amounts during fiscal 2007.

REPORT OF THE AUDIT COMMITTEE

The audit committee of the Company's board of directors consists of three non-employee directors, Phillip C. Peckman, as chairman, Garry Saunders, and Louis Castle, each of whom the board of directors has determined to be an independent director as defined in the rules of NASDAQ. The board of directors has determined that Mr. Peckman qualifies as an "audit committee financial expert" as defined by the applicable SEC regulations. The audit committee is a standing committee of the board of directors and operates under a written charter adopted by the board of directors, which is available on our website at www.shufflemaster.com in the For Investors—Corporate Governance—Directors section. Among its other functions, the audit committee has the authority and responsibility to retain and terminate the engagement of the Company's independent registered public accounting firm ("independent auditors").

Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

It is not the responsibility of our audit committee to prepare our financial statements in accordance with generally accepted accounting principles; that is the responsibility of our management. Further, it is not the responsibility of our audit committee to plan and conduct annual audits or quarterly reviews; that is the responsibility of our independent registered public accountant. It is also not the responsibility of our audit committee to ensure compliance by us with laws and regulations; that is the responsibility of our management.

During fiscal 2007, at each of its meetings, the audit committee met with the senior members of the Company's financial management team and the independent auditors. The audit committee's agenda is established by the audit committee's chairman and senior members of the Company's financial management team in accordance with the audit committee charter. The audit committee met in private sessions with the Company's independent auditors at certain of its meetings, and also separately with the Company's head of internal audit, with and without management representation, to discuss financial management, evaluations of the Company's internal control over financial reporting and the Company's accounting principles. Management represented to the audit committee that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The audit committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

The Company's independent auditors also provided to the audit committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The committee discussed with the independent auditors that firm's independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.

Based on the audit committee's discussion with management and the independent auditors, and the audit committee's review of the representation of management and the report of the independent auditors to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended October 31, 2007 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Phillip C. Peckman (Chairman)
Garry W. Saunders
Louis Castle

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

All reportable transactions between us and our related parties other than in the ordinary course of business have been reviewed and approved in advance by our audit committee.

Garry W. Saunders, a member of our board of directors since October 2002 and currently the chairman of the governance committee, also serves as the executive vice president and chief operating officer of Melco PBL Entertainment (Macau) Limited ("Melco"). Melco is an ongoing customer of the Company. In fiscal 2007, the Company sold $3,269,963 of products to Melco. These transactions occurred in the ordinary course of business and at a rate comparable to similar Company transactions. Mr. Saunders has not derived any direct benefit from these transactions, nor was he involved in the Company's decision to enter into these transactions with Melco.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors, certain of our officers and persons holding 10% of our common stock to file reports with the SEC regarding their ownership, acquisitions and dispositions of our common stock. All executive officers and directors timely filed all reports as required during the fiscal year ended October 31, 2007. These reports are available on our website at www.shufflemaster.com and on the SEC's website at www.sec.gov.

SUBMISSION OF SHAREHOLDER PROPOSALS

The rules of the SEC permit our shareholders to present proposals for shareholder action in our proxy statement. We must receive shareholder proposals for presentation at our annual meeting in 2008, prepared in accordance with proxy rules, on or before October 5, 2008.

Shareholders can send communications to the board of directors by contacting our Investor Relations Department at the address or number(s) listed below:

Investor Relations
Shuffle Master, Inc.
1106 Palms Airport Drive
Las Vegas, NV 89119
Phone: (702) 897-7150
Fax: (702) 270-5161

Where shareholders request information or ask questions that our management can more efficiently address, our Investor Relations Department responds to such shareholder communications without forwarding them to the board of directors; however, the Investor Relations Department will forward any shareholder communication concerning employee fraud or accounting matters to the audit committee. The Investor Relations Department forwards to the full board any communications relating to corporate governance or requiring board action.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Securities Exchange Act that might incorporate all or portions of our filings, including this proxy statement, with the SEC, in whole or in part, the Report of the Compensation Committee and the Report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Securities Exchange Act.

OTHER BUSINESS

We do not intend to present any business at the meeting other than the matters specifically set forth in this proxy statement and we know of no other business to come before the meeting.

By Order of the Board of Directors,

Paul C. Meyer
Secretary
February 15, 2008
Las Vegas, Nevada

SHUFFLE MASTER, INC.

ANNUAL MEETING OF SHAREHOLDERS
MARCH 26, 2008
10:00 a.m. Pacific Standard Time
1106 Palms Airport Drive
Las Vegas, Nevada 89119

SHUFFLE MASTER, INC. 1106 Palms Airport Drive Las Vegas, Nevada 89119	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on March 26, 2008.
The shares will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted "FOR" Item 1 and Item 2.

By signing the proxy, you revoke all prior proxies and appoint Mark L. Yoseloff and Paul C. Meyer, or either of them, as your proxies, with full power of substitution, to vote the shares you held on January 31, 2008, on the matters shown on the reverse side and any other matters which may come before the Annual Meeting or any continuation, postponement or adjournment thereof.

 See reverse side for voting instructions.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2:

1.
Election of six (6) directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected:

01 Mark L. Yoseloff 02 Garry W. Saunders 03 Louis Castle	04 Phillip C. Peckman 05 James L. Nelson 06 John R. Bailey
☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees
Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.
2.
Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountant for the Company for the 2008 fiscal year.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM 1 AND ITEM 2.

In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any continuation, postponement or adjournment thereof.

Address change? Mark Box    ☐    Indicate changes below

Date:

Signature(s) in Box
Please sign exactly as your name(s) appears on proxy. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

SHUFFLE MASTER, INC. 1106 Palms Airport Drive Las Vegas, Nevada 89119 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS February 15, 2008
SHUFFLE MASTER, INC. PROXY STATEMENT TABLE OF CONTENTS
SHUFFLE MASTER, INC. 1106 Palms Airport Drive Las Vegas, Nevada 89119 PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS February 15, 2008 QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
ELECTION OF DIRECTORS
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE—FISCAL 2007
GRANTS OF PLAN-BASED AWARDS—FISCAL 2007
OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END
Option Awards
STOCK AWARDS
OPTION EXERCISES AND STOCK VESTED—FISCAL 2007
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
INDEPENDENT DIRECTOR COMPENSATION—FISCAL 2007
Equity Compensation Plan Information
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SUBMISSION OF SHAREHOLDER PROPOSALS
INCORPORATION BY REFERENCE
OTHER BUSINESS